UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2026

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Commencement of Warrant Exchange Offer

On February 27, 2026, Zoomcar Holdings, Inc. (the “Company”) commenced an issuer exchange offer (the “Exchange Offer”) pursuant to which eligible holders of record of the Company’s outstanding common stock purchase warrants (the “Warrants”) as of February 26, 2026 (the “Record Date”) that are verified accredited investors may tender such Warrants in exchange for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to the terms and conditions set forth in the Company’s Offer to Exchange, dated February 27, 2026 (as amended or supplemented from time to time, the “Offer to Exchange”), and the related letter of transmittal and other offer materials (collectively, the “Offer Materials”).

Subject to the terms and conditions of the Exchange Offer, the Company is offering to issue 20,000 shares of Common Stock for each one (1) Warrant tendered and accepted for exchange. Participation in the Exchange Offer is limited to holders of record of Warrants as of the Record Date that are verified accredited investors. Each participating holder will be required to deliver customary investor representations and such verification documentation as the Company may reasonably require in order to establish the availability of an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).

Any shares of Common Stock issued in the Exchange Offer will be issued in reliance on Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated thereunder and will constitute “restricted securities” under the Securities Act. The shares will bear an appropriate restrictive legend and will be subject to stop-transfer instructions. In addition, as a condition to participation, each holder whose Warrants are accepted for exchange will be required to execute a lock-up agreement pursuant to which (i) 50% of the shares of Common Stock issued in the Exchange Offer will be subject to transfer restrictions until the date that is twelve (12) months following the expiration of the Exchange Offer and (ii) the remaining 50% of such shares will be subject to transfer restrictions until the date that is eighteen (18) months following such expiration, in each case subject to customary exceptions set forth in the lock-up agreement.

The Exchange Offer will expire at 5:00 p.m., Eastern Time, on March 31, 2026, unless extended by the Company. Warrants tendered in the Exchange Offer may be withdrawn at any time prior to the expiration date, and as otherwise permitted under applicable law, as described in the Offer Materials.

The Exchange Offer is subject to certain conditions, including, among others, the approval by the Company’s stockholders of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock and the effectiveness of such amendment.

The Company has filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) containing the Offer Materials and other documents relating to the Exchange Offer. Holders of Warrants are urged to read the Schedule TO and the Offer Materials carefully because they contain important information regarding the Exchange Offer.

This Current Report on Form 8-K and the press release attached as Exhibit 99.1 are for informational purposes only and do not constitute an offer to sell or the solicitation of an offer to buy any securities. The Exchange Offer is being made solely pursuant to the Offer Materials filed with the SEC.

The information in this Item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 27, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2026	Zoomcar Holdings, Inc.

	By:	/s/ Shachi Singh
	Name:	Shachi Singh
	Title:	Chief Legal Officer

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